CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Mainstay Funds Trust and to the use of our report dated May 30, 2023 on the financial statements and financial highlights of Aquila Tax-Free Fund of Colorado, a series of shares of Aquila Municipal Trust. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders which is incorporated by reference into this Registration Statement of Form N-14.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 11, 2024